AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER


     Amendment No. 1, dated March 27, 2000 (the "Amendment), to the Agreement and Plan of Merger, dated February 28, 2000 (the "Agreement"), among Vizacom Inc., a Delaware corporation ("Buyer"), PWR Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Sub"), PC Workstation Rentals, Inc. d/b/a PWR Systems, a New York corporation ("Seller"), and the stockholders set forth in Schedule A to the Agreement (the "Seller Stockholders").

     1. Section 4.12 of the Agreement is hereby amended as follows

          (a) the Preliminary Closing Balance Sheet (as defined in the Agreement) to be delivered by Seller pursuant to Section 4.12(a) shall be the audited Balance Sheet, as of December 31, 1999, of Seller.

          (b) the unaudited Final Closing Date Balance Sheet (as defined in the Agreement) to be delivered pursuant to Section 4.12(b), to be prepared by Deloitte & Touche, LLP, shall be so prepared on a "review" basis. A physical inventory observation will be performed in connection therewith.

     2. (a) Buyer and Merger Sub acknowledge that Seller and Seller Stockholders have not obtained the consents to the Closing of Burston Realty Co., LLC, Integraph Corporation, First Wave, Inc., Gateway Companies, Inc., and Dell Marketing, L.P.

          (b) Buyer and Merger Sub agree that Seller and Seller Stockholders shall be entitled to a reasonable time following the Closing to obtain the consents identified in Section 2(a) or to replace the Seller's agreements with any of such entities as may be necessary in a manner that is not adverse to the Seller's business.

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     IN WITNESS WHEREOF, Buyer, Merger Sub, Seller and each Seller Stockholder have caused this Amendment to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                         VIZACOM INC.


                                         By:  /s/ Alan W. Schoenbart
                                              Name:  Alan W. Schoenbart
                                              Title: Chief Financial Officer

                                         PC WORKSTATION RENTALS, INC.
                                           D/B/A PWR SYSTEMS


                                         By:  /s/ Vincent DiSpigno
                                              Name:  Vincent DiSpigno
                                              Title: Vice PresidentName:


                                         PWR ACQUISITION CORP.


                                         By:  /s/ Alan W. Schoenbart
                                              Name: Alan W. Schoenbart
                                              Title: Treasurer


                                         SELLER STOCKHOLDERS


                                         /s/ Vincent DiSpigno
                                          Vincent DiSpigno


                                         /s/ David N. Salav
                                         David N. Salav